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                        SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT ("AGREEMENT") is entered into as of the date last signed below by and between YOSSIE HOLLANDER, an individual ("HOLLANDER"), NEW DIMENSION SOFTWARE LTD., an Israeli corporation and all of its subsidiaries and affiliated companies including, without limitation, New Dimension Software Inc. ("NDS"), RONI A. EINAV, an individual ("EINAV"), DALLA PRASHKER an individual ("PRASHKER"), EINAV COMPUTER SYSTEMS LTD., an Israeli corporation ("ECS"), YEHUDA KAHANE, an individual ("KAHANE"), NACHUM ROZMAN, an individual ("ROZMAN"), ELI TALMOR, an individual ("TALMOR").

WHEREAS Hollander, NDS, Einav, Prashker and ECS have been involved in a variety of business and employment relationships, which the Parties wish to terminate; and

WHEREAS Hollander and other Parties to this Agreement have been engaged in several litigation, lawsuits and court proceedings, listed on EXHIBIT A hereto; and

WHEREAS NDS and BMC Software Inc., a corporation organized under the laws of Delaware, U.S("BMC"), are negotiating a business combination (the "PROPOSED TRANSACTION"). A proposed draft Stock Purchase and Tender Agreement (the "DRAFT AGREEMENT") is attached hereto in EXHIBIT "B". All Parties to this Agreement hereby represent that they wish that the Proposed Transaction will occur and be successful.

WHEREAS the Parties now desire to finally compromise, settle and discharge all disputes, claims, controversies, demands, actions or causes of action that they may have against the any of the other parties, all as set forth herein.

NOW THEREFORE, in consideration of the promises, covenants and other good and valuable consideration set forth herein, it is hereby agreed by and between the Parties as follows:

1.1.      PREAMBLE, SCHEDULE AND CAPTIONS

          The Preamble and Schedules to this Agreement constitute an integral part hereof. The Agreement's captions are provided for the sake of convenience only and shall not be used to constitute the provisions hereof.

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2.2.     DEFINITIONS

         IN THIS AGREEMENT:

         "EFFECTIVE DATE" - this Agreement is conditioned upon, and shall be effective only on the Closing of the Proposed Transaction (as such a term is defined in the Draft Agreement).The Closing date of the Proposed Transaction shall be deemed as the Effective date of this Agreement. Should the Proposed Transaction not Close prior to the Termination Date, all promises, covenants and releases given in this Agreement, and the Agreement itself, shall be null, void and unenforceable and with no further force or effect.

         "TERMINATION DATE" June 30, 1999, provided the Effective Date does not occur prior thereto;

         "DIRECTORS" - shall mean each and any of NDS past and present directors.

         "RELEASEES" - shall mean each and any of the parties to this Agreement, MICHAEL KARASH, an individual, the Directors and any and all of their present and past agents, professional and other advisors and consultants, including without limitation, all of their auditors and legal counsel, and all of any of the above past and present officers employees and agents, and their heirs, executors, administrators, successors; provided, however, that each of Rafi Oz and Michael Karash can not be a Releasee and will not benefit from any of the terms of this Agreement until the date in which such a person executes a release agreement releasing all the parties to this Agreement from any and all claims, all in terms which are similar to the terms of this release Agreement; and further provided that each person who is not a party to this Agreement can not be a Releasee and will not benefit from any of the Release terms of this Agreement if such a person files or submits any claim, or asserts any Cause of Action against any party to this Agreement ."LITIGATION" - the litigation listed in EXHIBIT "A" hereto which the parties represent and warrant is a true and complete list of all such actions between them;

         "CAUSES OF ACTION" - shall mean any and all causes of action, direct or indirect, of any kind and nature whatsoever whether included in the Litigation or not, which any party to this Release Agreement or any other Releasee , has, had, or may have against any other party to this Release Agreement or any other Releasee, all regarding any issue or matter whatsoever pertaining directly or indirectly to NDS, including, without limitation, the following issues and matters:

2.1.2.1. NDS and any and all of its affairs, actions and resolutions, including, without limitation, resolutions or actions of its General


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         Meeting of Shareholders and/or Board of Directors and Committees or
         sub-committees thereof and any other matter or issues pertaining to any of the above;

2.2.2.2. The Shareholders Agreement signed between Hollander and Einav, Prashker and ECS on October 5, 1992 and any and all amendments thereto;

2.3.2.3. Any act, action, deed, omission or representation of each and any of Releasees in any capacity whatsoever, including without limitation in their capacity as NDS' shareholders, directors, officers, employees, or professional or other advisors, regarding, or on behalf, or in the name of NDS;

2.4 2.4. Any and all claims or causes of action which are the subject matter of or are mentioned in any of the Litigation provided for in Exhibit "A" hereto.

3.3.     DISMISSAL OF LEGAL PROCEEDINGS

         THE PARTIES HEREBY EXPRESSLY REPRESENT, AGREE AND WARRANT THAT:

3.1.3.1. Immediately upon the signature hereof, each of the parties, where appropriate, jointly, directly or through their legal counsel, shall request, that any and all Litigation shall be suspended until Termination Date or until the Effective Date, whichever date comes first.

3.2.3.2. Without derogating from the Release provided for in Section 4 below, which shall come into effect on the Effective Date, non of the parties to this Agreement shall initiate or commence and legal proceedings against any other party to this Agreement prior to the Termination Date.

3.3.3.3. All Litigation, lawsuits, actions and proceedings between them shall be terminated with prejudice as soon as possible on or after the Effective Date.

4. 4.    RELEASE

4.1.4.1. Each and any of the parties to this Agreement or any other Releasee under this Agreement, in any capacity whatsoever, including without limitation in its capacity as a shareholder, director, officer or employee of NDS, hereby irrevocably releases, discharges and holds each and any of the other Releasees harmless (the "RELEASE") from any and all Causes of Action (as herein defined) it ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the

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         Effective Date, each other party to this Agreement or any other
         Releasee.

4.2.4.2. For the avoidance of any doubt each and any party to this Agreement hereby expressly declares, represents, agrees, warrants and covenants that the Release provided for herein shall apply and shall be valid and binding, notwithstanding any claim or argument that any fact, matter or information whatsoever, pertaining to any matter or issue which are the subject matter of this Release, were not in any party's possession or knowledge. Each and any party to this Agreement acknowledges that all other parties to the Agreement have been induced and have agreed to enter the Agreement based, inter alia, upon the provisions of the sub-Section 4.2 hereof, which constitutes a material covenant of this Release and of the Settlement Agreement.

4.3.4.3. As part of this Release Agreement, NDS and Hollander hereby acknowledge that the termination ("TERMINATION") of Hollander's Employment on December 1995 from employment with NDS or any of its affiliates was not a "Termination for Cause" (as such a term is referred to in the Employment Agreement entered into between Hollander and NDS, dated January 1, 1992), and Hollander acknowledges that on the Effective Date he shall not have any financial or other claims of any kind and nature whatsoever against NDS or against any of the Releasees in connection with the Termination and the Release provided for under this Agreement applies to the Termination same as to all other matters pertaining or relating to NDS, as provided for herein.

5.5.     PROPOSED TRANSACTION

5.1.5.1. NDS will discuss and negotiate with BMC the terms and conditions of the Proposed Transaction at NDS' full and exclusive discretion. Hollander's counsel may take part as observers at all discussions and negotiations between NDS and BMC.

5.2.5.2. For the avoidance of all doubt, all parties hereby expressly represent, declare and warrant that as of the date of execution of this Agreement no arrangements, understandings or agreements have been made by and between each and any of them and BMC granting any of them any executive role or position in the corporation to be formed as a result of the Proposed Transaction or any of its subsidiaries or in their respective Board of Directors.

6.6.     CERTAIN PAYMENTS

6.1.6.1. If any payment (the "Payment") to any director will be made by NDS on the Effective Date and such payment will, in the opinion of NDS, require the approval of NDS Shareholders, all in accordance with

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         the Draft Agreement, Hollander undertakes not to vote against the proposed Payment in a meeting of shareholders called upon to approve the Payment.

6.2.6.2. It is additionally agreed between the parties hereto that upon closing of the Proposed Transaction contemplated under the Draft Agreement NDS shall reimburse Hollander for legal expenses incurred in connection with the Litigation and the Proposed Transaction in an amount of $500,000 (five thousand US$) (and additionally VAT, payable against a duly issued VAT invoice) which shall be paid directly by NDS to Hollander's Israeli counsel.

7.7.     TERMINATION OF SHAREHOLDERS' AGREEMENT

         On the Effective Date the Shareholders Agreement (the "SHAREHOLDERS AGREEMENT") signed between Hollander and Einav, Prashker and ECS on October 5, 1992 and any and all amendments thereto shall be automatically terminated without any additional act or action by any party thereof. Notwithstanding anything else herein to the contrary Section [ ] of this Shareholders Agreement (restrictions on sales of securities) shall be suspended and have no effect upon the date of this Agreement and until the Termination of the Agreement or the Effective Date.

8.8.     GENERAL TERMS AND CONDITIONS

8.1.8.1. AGREEMENT IN FAVOR OF A THIRD PARTIES

         The provisions of this Release Agreement constitute an "Agreement In Favor Of Third Parties" within the meaning of this term in Chapter D of the Israeli Contract Law (General Part) 1973.

8.2.8.2. SEVERABILITY

         If any provision of this Agreement shall be declared void, the validity of any other provision and of the entire Agreement shall not be affected thereby.

8.3.8.3. PROPER LAW AND JURISDICTION

         This Agreement shall be exclusively governed by, and shall be construed exclusively in accordance with the laws of the State of Israel and the District Court of Tel Aviv Israel shall have the exclusive jurisdiction over any dispute or controversy with respect to this Agreement, including, without limitation, its existence, interpretation, execution and implementation.

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8.4.8.4. GOVERNING LANGUAGE

         The Agreement is in English language only, which language shall control in all respects. No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in a determination of the intent of either party hereto.

8.5.8.5. WAIVER

         The failure at any time of either party to enforce any of the provisions of the Agreement or any right with respect thereto or to exercise any option herein provided, will in no way be construed to be a waiver of such provisions, rights or options, or in any way to affect the validity of this Agreement.

8.6.8.6. COMPLETE AGREEMENT

         The provisions herein contained set forth the entire Agreement of the parties with respect to the subject matter hereof, and supersede all previous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof, and no addition to or modification of this Agreement shall be binding upon another party unless reduced to writing and signed by both parties hereto.

8.7.8.7. NOTICES

         Any notice required or authorized to be given hereunder shall be served by hand delivery or by certified letter return receipt requested or by facsimile addressed to each of the parties hereto (as the case may be), at the following addresses:

         -----------------------



         Any notice delivered by hand shall be deemed to have been served upon delivery.

         Any notice given by letter shall be deemed to have been served seven
         (7) days after the same shall have been posted, not including the day of posting, and any notice given by facsimile shall be deemed to have been served on the day of sending the message.

         Proof that such letter was properly addressed and put into the post, and in the case of telex that the message was sent to the correct facsimile number, shall be conclusive evidence of service. Notices required by this Agreement shall be addressed to any other address as may from time to time be specified by either party by written notice to the other.

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SIGNATURE PAGE OF THE SETTLEMENT AND RELEASE AGREEMENT

In witness thereof, the parties have executed this Settlement and Release
Agreement:


/s/ YOSSIE HOLLANDER
---------------------------
YOSSIE HOLLANDER

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SIGNATURE PAGE OF THE SETTLEMENT AND RELEASE AGREEMENT

In witness thereof, the parties have executed this Settlement and Release
Agreement:

/s/ RONI A. EINAV                       /s/ DAN BARNEA
--------------------------------        --------------------------------
NEW DIMENSION SOFTWARE LTD.

[LOGO]


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SIGNATURE PAGE OF THE SETTLEMENT AND RELEASE AGREEMENT

In witness thereof, the parties have executed this Settlement and Release
Agreement:


/s/ RONI A. EINAV
--------------------------------
RONI A. EINAV

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SIGNATURE PAGE OF THE SETTLEMENT AND RELEASE AGREEMENT

In witness thereof, the parties have executed this Settlement and Release
Agreement:


/s/ DALIA PRASHKER
--------------------------
DALIA PRASHKER

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SIGNATURE PAGE OF THE SETTLEMENT AND RELEASE AGREEMENT

In witness thereof, the parties have executed this Settlement and Release
Agreement:


/s/ RONI A. EINAV                      /s/ DALIA PRASHKER
-------------------------------        -------------------------------
EINAV COMPUTER SYSTEMS LTD.            EINAV COMPUTER SYSTEMS LTD.
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SIGNATURE PAGE OF THE SETTLEMENT AND RELEASE AGREEMENT

In witness thereof, the parties have executed this Settlement and Release
Agreement:


/s/ YEHUDA KAHANE
--------------------------------
YEHUDA KAHANE

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SIGNATURE PAGE OF THE SETTLEMENT AND RELEASE AGREEMENT

In witness thereof, the parties have executed this Settlement and Release
Agreement:


/s/ NACHUM ROZMAN
---------------------------------
NACHUM ROZMAN

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SIGNATURE PAGE OF THE SETTLEMENT AND RELEASE AGREEMENT

In witness thereof, the parties have executed this Settlement and Release
Agreement:


/s/ ELI TALMOR
---------------------------------
ELI TALMOR

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                                   EXHIBIT A

                                THE LITIGATIONS

Originating Motion File No. 2010/94 (including Motions No. 12884/95 and 13838/95 thereof) in the District Court of Tel Aviv

Civil Appeal Files No. 546/96 and 959/96 in the Supreme Court of Israel

Action in Civil File No. 582/96 in the District Court of Tel Aviv and (cross) Counter claim therein

Action (case) No. 749047 filed on June 23, 1995 with the Superior Court of the State of California, County of Orange

Action (case) No. 744032 filed on March 10, 1995 with the Superior Court of the State of California, County of Orange

Action (case) No. 747103 filed on May 15, 1995 with the Superior Court of the State of California, County of Orange

Master File SACV-94-279 AHS (RWRX) filed with U.S. District Court, Central District of California on March 1994

Action in Originating Motion File No. 882/97 in the District Court of Tel Aviv

Origination Motion File No. 821/93 in the District Court of Tel Aviv